UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 23, 2021 (August 23, 2021) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-14007 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Securities registered pursuant to Section 12(b) of the Act: none

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

At the request of the NASDAQ Listing Qualifications Department, the Registrant is filing this current report evidencing a minimum of $5,000,000 in Stockholders’ Equity. Following is the unaudited pro forma balance sheet for the period ending June 30, 2021 (“Pro Forma Balance Sheet”) reflecting adjustments for the $3,425,000 net equity offering previously announced on July 30, 2021 (“Net Equity Offering”).

June 30, 2021 Stockholders Equity as reported	$3,039,000
Net Equity Offering	3,425,000
Proforma Stockholders’ Equity	$6,464,000

As set forth in the Pro Forma Balance Sheet, Pro Forma Stockholders’ Equity is $6,464,000. The financial and liquidity requirements for re-listing under the Equity Standard of the Nasdaq Capital Market requires a minimum level of Stockholders’ Equity of $5,000,000 (“Nasdaq Required Equity”). The Registrant believes that as of the date hereof it continues to meet the NASDAQ Required Equity standard for relisting.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The Pro Forma Balance Sheet of the Registrant at June 30, 2021 reflects adjustments for the $3,425,000 Net Equity Offering, as described in Section 8.01 hereof.

(d)	Exhibits

99.1         Pro Forma Balance Sheet of the Registrant at June 30, 2021
104          Cover page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT LIST

NUMBER	DESCRIPTION

99.1	Proforma Balance Sheet of the Registrant at June 30, 2021
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc. (Registrant)

August 23, 2021	By:	/s/ Kenneth A. Minor
Kenneth A. Minor